                                     EXHIBIT 10.9








                                   LEASE AGREEMENT

                                   FOR PREMISES IN

                             SIGNAL HILLS SHOPPING CENTER

                                       BETWEEN



                                  SIGNAL BANK, INC.
                                  -----------------
                                       (TENANT)



                                         AND



                                 SIGNAL HILLS COMPANY
                                 --------------------
                                      (LANDLORD)

                                   LEASE AGREEMENT

                             SIGNAL HILLS SHOPPING CENTER


    THIS LEASE AGREEMENT ("Lease"), entered into effective as of the 29th day of January, 1993, by and between SIGNAL HILLS COMPANY, a Minnesota General Partnership ("Lessor") and SIGNAL BANK, INC. ("Tenant").

    Lessor, for and in consideration of the rent, covenants and agreements hereinafter set forth to be paid, kept, and performed by Tenant, hereby demises and leases to Tenant and Tenant hereby hires and rents from Lessor, the leased premises hereinafter described, for the period, at the rent, upon the terms and conditions, and consistent with the Data Sheet hereinafter set forth.


                                      DATA SHEET

    LEASED PREMISES: The area outlined on Exhibit "A," attached hereto and made a part hereof. For the purposes of this Lease, the leased premises shall be deemed to contain seven hundred thirty-eight (738) square feet. The street address is 35A Signal Hills, West St. Paul, Minnesota 55118.

    TERM: Five (5) years, Zero (0) months, and Zero (0) days, commencing on February 1, 1993 and continuing to and including January 31, 1998 ("termination date").

    PERMITTED USE:  The leased premises shall be used by the Tenant solely for:
Activities incidental to banking operations or holding company functions.

    MINIMUM GUARANTEED ANNUAL RENT: Four Thousand Four Hundred Twenty-Eight Dollars ($4,428.00), payable in equal consecutive monthly installments of Three Hundred Sixty-Nine Dollars ($369.00).

    TENANT NAME: Tenant shall conduct its business in the leased premises under the name Signal Bank, Inc.

    Each reference in this Lease to any of the data contained in this Data Sheet shall be construed to incorporate the data stated under the applicable heading in this Data Sheet.

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                                 SUMMARY OF CONTENTS

PARAGRAPH                                                                  PAGE
---------                                                                  ----
    DATA SHEET. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  i

1.  THE LEASED PREMISES; USE OF COMMON AREAS. . . . . . . . . . . . . . . .  1

2.  ACCEPTANCE OF LEASED PREMISES . . . . . . . . . . . . . . . . . . . . .  1

3.  LESSOR'S PROPERTY; TENANT'S PROPERTY. . . . . . . . . . . . . . . . . .  1

4.  USE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

5.  CONDUCT OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . .  2

6.  TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

7.  HOLD-OVER TENANCY . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

8.  CONTINUANCE OF LEASE. . . . . . . . . . . . . . . . . . . . . . . . . .  3

9.  QUIET ENJOYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

10. MINIMUM GUARANTEED RENT . . . . . . . . . . . . . . . . . . . . . . . .  3

11. PERCENTAGE RENT -- Intentionally omitted. . . . . . . . . . . . . . . .  4

12. RADIUS -- Intentionally omitted . . . . . . . . . . . . . . . . . . . .  4

13. REQUIRED PAYMENTS ARE "RENT." . . . . . . . . . . . . . . . . . . . . .  4

14. UTILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

15. JANITOR SERVICE . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

16. REAL ESTATE TAXES AND ASSESSMENTS . . . . . . . . . . . . . . . . . . .  5

17. PERSONAL PROPERTY AND LEASEHOLD TAXES . . . . . . . . . . . . . . . . .  6

18. RENTAL TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

19. LICENSE FEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

20. TENANT'S INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . .  6

21. WAIVER OF SUBROGATION . . . . . . . . . . . . . . . . . . . . . . . . .  7

22. RELEASE OF LESSOR . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

23. INDEMNIFICATION OF LESSOR . . . . . . . . . . . . . . . . . . . . . . .  8

24. MERCHANT'S ASSOCIATION. . . . . . . . . . . . . . . . . . . . . . . . .  8

25. ADVERTISING -- Intentionally omitted. . . . . . . . . . . . . . . . . .  8

26. COMMON AREAS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

27. OPERATING EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . .  9

28. SIGNS. .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

29. REPAIRS AND MAINTENANCE . . . . . . . . . . . . . . . . . . . . . . . . 10

30. ALTERATIONS AND IMPROVEMENTS. . . . . . . . . . . . . . . . . . . . . . 11

31. MECHANICS LIENS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

32. LESSOR'S RIGHT TO INSPECT AND REPAIR. . . . . . . . . . . . . . . . . . 12

33. CONDITION OF LEASED PREMISES AND LESSOR'S PROPERTY AT TERMINATION . . . 12

34. DAMAGE BY FIRE OR OTHER CASUALTY. . . . . . . . . . . . . . . . . . . . 12

35. EMINENT DOMAIN. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

36. ASSIGNMENT OR SUBLEASE BY TENANT. . . . . . . . . . . . . . . . . . . . 15

37. SALE BY LESSOR; NOVATION. . . . . . . . . . . . . . . . . . . . . . . . 15

38. SUBORDINATION; ATTORNMENT AND NON-DISTURBANCE . . . . . . . . . . . . . 15

39. ESTOPPEL CERTIFICATE. . . . . . . . . . . . . . . . . . . . . . . . . . 16

40. REMEDIES OF LESSOR. . . . . . . . . . . . . . . . . . . . . . . . . . . 17

41. RESERVATION OF RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . 21

42. LENDER REQUIREMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . 21

43. RELATIONSHIP OF THE PARTIES . . . . . . . . . . . . . . . . . . . . . . 21

44. SHORT FORM LEASE. . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

45. NOTICES; PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

46. IMPORTANCE OF EACH COVENANT . . . . . . . . . . . . . . . . . . . . . . 23

47. WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

48. ACCORD AND SATISFACTION . . . . . . . . . . . . . . . . . . . . . . . . 23

49. BROKERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

50. INVALIDITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

51. GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

52. DEFINITION OF LESSOR, TENANT AND GUARANTOR - JOINT AND SEVERAL
    LIABILITY -- Intentionally omitted. . . . . . . . . . . . . . . . . . . 24

53. CORPORATE TENANT OR GUARANTOR . . . . . . . . . . . . . . . . . . . . . 24

54. HEADINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

55. PARTIES IN INTEREST; NEGATION OF LESSOR'S PERSONAL LIABILITY. . . . . . 24

56. ENTIRE AGREEMENT; EXHIBITS; RIDER . . . . . . . . . . . . . . . . . . . 24

57. SUBMISSION OF LEASE; SECURITY AND DAMAGE DEPOSIT -- Intentionally
    omitted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

58. COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

59. REPRESENTATION AND/OR PROMISES. . . . . . . . . . . . . . . . . . . . . 25

60. ENTIRE AGREEMENT AND AMENDMENTS . . . . . . . . . . . . . . . . . . . . 25

EXHIBIT "A"
LEGAL DESCRIPTION OF CENTER . . . . . . . . . . . . . . . . . . . . . . . . 27

EXHIBIT "B"
OUTLINE OF LEASED PREMISES. . . . . . . . . . . . . . . . . . . . . . . . . 28

EXHIBIT "C" - SIGN CRITERIA -- Intentionally omitted. . . . . . . . . . . . 29

EXHIBIT "D"
RIDER ADDENDUM TO LEASE AGREEMENT . . . . . . . . . . . . . . . . . . . . . 30

    EXHIBIT "E" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

IT IS AGREED:

    1. THE LEASED PREMISES; USE OF COMMON AREAS. Subject to the terms and conditions of this Lease and subject to all reasonable rules and regulations prescribed by Lessor from time to time with respect to the operations of the Center and its common areas, which Tenant shall observe, Lessor leases to Tenant and Tenant rents of and from Lessor the premises as set forth on the Data Sheet ("leased premises") located in Signal Hills Shopping Center ("Center") which Center is legally described on Exhibit "B," attached hereto and made a part hereof, West St. Paul, Dakota County, Minnesota.

    Additionally, Tenant shall have the non-exclusive use, in common with Lessor, other tenants of the Center, others entitled to use the same, and their respective agents, employees, contractors, invitees, and customers, of the common areas.

    2. ACCEPTANCE OF LEASED PREMISES. Tenant accepts the leased premises in "as is" condition. Tenant, at its cost and expense and with no right of reimbursement from Lessor, shall do all work and make all installations necessary for Tenant's use and occupancy, subject to the provisions of Paragraph 30.

    3. LESSOR'S PROPERTY; TENANT'S PROPERTY. Tenant acknowledges hereby that all partitions erected in the leased premises; all improvements affixed to the leased premises; all fixtures, other than movable trade fixtures of Tenant; and all heating, air conditioning, plumbing and electrical equipment, pipes, wiring, connections and fittings, which are necessary to the mechanical, plumbing and electrical operation and maintenance of the leased premises, shall become immediately and remain the property of Lessor, without compensation to Tenant, whether owned by Lessor at the commencement of the term, subsequently purchased or constructed by Lessor, or purchased or constructed by Tenant in accordance with any of Tenant's obligations under the terms of this Lease.

    Tenant, at its cost and expense, shall provide certain furniture, trade fixtures and/or trade equipment necessary for Tenant's use and occupancy of the leased premises. Notwithstanding the fact that such items may be attached to or affixed to the realty, such furniture, movable trade fixtures and/or trade equipment, and replacements thereof or additions thereto, as well as movable furniture and other movable personal property put in at the expense of Tenant, shall be the property of Tenant, and may be removed by Tenant at termination of this Lease, provided, Tenant is not in default hereunder, and provided further, the leased premises are restored as hereinafter set forth. All of the property removable pursuant to this paragraph shall be removed on or before the last day of the term hereof, or upon the earlier termination of the term, and all property not so removed shall be deemed abandoned by Tenant to Lessor. To the extent Tenant's property is removed pursuant to this paragraph, Tenant, at its cost and expense, shall repair any damage caused to the leased premises by such removal. If Tenant chooses not to remove its property, Lessor may require Tenant, at Tenant's cost and expense, to remove its property and restore the leased premises to good condition and repair.

    4. USE. Tenant, and no other person or entity, shall use the leased premises solely for the purpose of conducting and operating the business as set forth on the Data Sheet. Tenant shall continuously occupy and use the leased premises during the term hereof for said purpose; provided, however, Tenant may close for necessary repairs for a reasonable period of time, but without abatement of rent unless specifically provided for herein. Tenant shall not use, permit or suffer the use of, the leased premises for any other business purpose. All uses not specifically granted herein are reserved to Lessor and other tenants in the Center, but Tenant's use shall be non-exclusive.

    In the event that the use of the leased premises increases the premium rate for insurance carried by Lessor on the improvements of which the leased premises are a part, Tenant shall pay Lessor, upon demand, the amount of such premium increase.

    5. CONDUCT OF BUSINESS. Tenant shall not use, occupy, suffer or permit any use of, the leased premises which would (a) violate any law, ordinance, or regulations; provided, however, Tenant shall have the right to contest the validity of any law, ordinance or regulation adversely affecting its use of the leased premises, but shall hold Lessor harmless from the consequences of violation of any such law, ordinance or regulation; (b) constitute a nuisance; (c) constitute an extra-hazardous use; or (d) violate, suspend or void any policy or policies of insurance of either Lessor or any other tenant in the Center.

    Tenant acknowledges that there are in effect federal, state, and local laws, regulations and guidelines, and that additional and other laws, regulations, and guidelines may hereafter be enacted or go into effect, relating to or affecting the leased premises and/or the Center, and concerning the impact on the environment and/or energy sources, construction, land use, the maintenance and operation of structures, and the conduct of business. Tenant shall not cause, or permit to be caused any act or practice, by negligence, omission, or otherwise, that would adversely affect the environment, waste energy, do anything or permit anything to be done that would violate any of said laws, regulations, or guidelines. In the event of violation of this covenant, Lessor, at its option, may treat such violation as an event of default constituting a breach by Tenant of this Lease. Tenant shall have no claim against Lessor by reason of any physical or operational changes Lessor may make in the Center or the leased premises pursuant to said laws, regulations, and guidelines.

    As indicated in paragraph 1 hereof, the leasing to Tenant is subject to all reasonable rules and regulations prescribed by Lessor from time to time with respect to the leased premises, common areas and the operation of he Center, and any part or parts thereof. Tenant shall abide by such rules and regulations, which shall be uniformly applied, and shall cooperate in the observance of such rules and regulations. The rules and regulations which are effective as of the date of this Lease are set forth in Exhibit "C" attached hereto and made a part hereof, and any amendments or additions thereto which may be made form time to time shall be effective and become binding upon Tenant upon delivery of a copy to Tenant of such rules and regulations and amendment or additions thereto; provided, however, such amendments or additions shall not impose a substantially greater burden upon Tenant or materially restrict the use of the leased premises as contemplated under the terms of this Lease at its inception.

    Tenant shall keep the leased premises open for business to the public during all regular and customary days and hours for such type of business, and consistent with the days and hours reasonably established by Lessor.

    6.   TERM.  The term of this Lease shall be as set forth on the Data Sheet.

    If the leased premises are not available for occupancy on the commencement date, the term shall commence on the date when the leased premises are available for occupancy, or the date Tenant accepts occupancy of the leased premises, whichever date first occurs ("extended commencement date"). Accordingly, the termination date shall be extended to a date ("extended termination date") which corresponds with the period elapsed between the commencement date and the extended commencement date plus the number of the days remaining in that month if said extended termination date is a date other than the last day of the month. If Tenant is unable to occupy the leased premises at the commencement date because the leased premises are not ready for occupancy or as a result of any cause beyond the direct control of Lessor, Lessor shall not be liable in any manner to Tenant; but during the period Tenant is unable to occupy the leased premises, the rent and all other charges shall abate.

    "Lease year" shall mean in the case of the first lease year, that period from the commencement date or extended commencement date to the first succeeding January 31; thereafter, "lease year" shall mean each successive twelve (12) calendar month period following the expiration of the first lease year, except that in the event the termination date or extended termination date is any date other than January 31, then the last lease year shall be the period from the end of the preceding lease year to the termination date or extended termination date.

    7. HOLD-OVER TENANCY. If Tenant remains in possession of the leased premises, without written consent of Lessor, after the expiration of the term of this Lease, such holding over, if rent is accepted by Lessor for any period after expiration of such term, shall create a tenancy from month to month, at a rent equal to one hundred twenty percent (120%) of the last monthly rent payable hereunder, and otherwise upon the terms and conditions of this Lease, terminable in accordance with Minnesota law governing month to month tenancies.

    8. CONTINUANCE OF LEASE. If the use of the lease premises is prohibited or prevented by any reason, other than herein provided for, at any time during the term of this Lease, this Lease shall not be terminated thereby nor shall Tenant be entitled by reason thereof to surrender the leased premises, or to any abatement or reduction in rent, nor shall the respective obligations of Lessor and Tenant be affected.

    9. QUIET ENJOYMENT. Subject to Tenant's performance of all of its obligations under this Lease, Tenant shall have the peaceful and quiet use of the leased premises for the permitted use set forth in the Data Sheet, without hindrance on the part of Lessor, and Lessor shall defend Tenant in such peaceful and quiet use against the lawful claims of all persons claiming by, through or under Lessor, subject to any mortgage, agreement or encumbrance to which this Lease is or may be subordinated.

    10. MINIMUM GUARANTEED RENT. Tenant shall pay to Lessor as rent, exclusive of any other charge provided for in this Lease to be paid by Tenant, the sum of FOUR THOUSAND FOUR HUNDRED TWENTY EIGHT DOLLARS ($4,428.00) per year, payable THREE HUNDRED SIXTY NINE DOLLARS ($369.00) each month, in advance, on the first day of each month throughout the term of this Lease.

    If the commencement date or extended commencement date is a date other than the first day of the month, Tenant shall pay to Lessor on the day of taking occupancy for the number of days remaining in such month, including said first day, a prorata monthly rent calculated in the ratio that the actual number of days of occupancy by Tenant during such month bears to the total number of days in such month.

    11.  PERCENTAGE RENT -- Intentionally omitted.

    12.  RADIUS -- Intentionally omitted.

    13. REQUIRED PAYMENTS ARE "RENT." In addition to minimum guaranteed rent and percentage rent, all other payments required to be paid by tenant under the provisions of this Lease shall be deemed to be and shall become additional rent, whether or not the same be designated as such; provided, however, all provisions dealing with abatement of rent shall be construed to permit the abatement of minimum guaranteed rent only and not percentage rent or any other payment required hereunder. All payments required to be paid by Tenant under the provisions of this Lease shall bear interest at a rate which is the lesser of the maximum allowable legal rate, or eighteen percent (18%) per annum commencing five (5) days after the due date of each payment and continuing until the date actually paid by Tenant.

    14. UTILITIES. Tenant shall pay, as they become due and payable and before they become delinquent, all charges for electricity, heat, air conditioning, water, gas, fuel, telephone, sewage usage or rental, garbage disposal, refuse removal, telephone and any other utility service furnished to the leased premises during the term of this Lease.

    If Lessor elects to furnish any of the foregoing utility services or other services, Tenant shall purchase the same from Lessor, provided, the charge to Tenant for such utility services or other services furnished or caused to be furnished by Lessor shall not exceed the rate which Tenant would be required to pay to a utility company or service company furnishing comparable services to Tenant.

    Tenant, at Tenant's sole cost and expense, shall provide and install all lamps, tubes, bulbs, starters, ballasts, transformers and like items used or required in the leased premises.

    Tenant shall not make any alternations in or additions to the electrical equipment and/or appliances in the leased premises without the prior written consent of Lessor in each instance. Tenant's use of electrical current shall not exceed at any time the capacity of the electric distribution system, and Tenant shall not make any alteration or addition to the electric distribution system without the prior written consent of Lessor in each instance. In the event that at any time during the term of this Lease, Tenant desires to connect or install any additional electric fixtures, equipment, or appliances to the electric distribution system, and such fixtures, equipment or appliances require additional electric current which, in combination with Tenant's existing electrical requirements, exceed the capacity of the electric distribution system, Lessor, upon written request of Tenant, shall install any additional riser or risers and all other equipment necessary and proper in connection therewith to supply Tenant's electric requirements, at the sole cost and expense of Tenant, but only if such riser or risers and such other equipment, if any, are necessary to supply Tenant with the electric current required by it, and will not cause damage or injury to the leased premises or the Center, or cause or create a dangerous or hazardous condition, or entail excessive or unreasonable alterations, repairs, expense or interference with or disturbance of other tenants or occupancy of the Center.

    Lessor reserves the right to cut off and discontinue any or all utility services in an emergency and/or when necessary to make repairs, but with as little interruption to the business of Tenant as is reasonable under the circumstances. No such action by Lessor shall be construed as an eviction, or disturbance of possession, or as an election by Lessor to terminate this Lease, nor shall such action by Lessor subject Lessor to any liability to Tenant or any other person or entity. In no event shall Lessor be liable to Tenant or any other person or entity for any loss, damage or expense which may be sustained for any interruption or failure in the supply of such utilities caused by fire, other casualty, accident, riot, strike, act of God, the making of necessary repairs, or by any cause beyond Lessor's control.

    Lessor may reduce the quantity and quality of all utility services and impose such regulations as Lessor deems necessary in order to conserve energy, if such action is pursuant to any governmental regulation, requirement, directive or request, or if Lessor deems such action to be for the benefit of our national interest or the general public. "Utility services" include, but is not limited to, heat, cooling, electricity, water, and all of the sources of energy needed to provide same.

    15. JANITOR SERVICE. Tenant shall provide and pay for any and all janitor service required in the leased premises.

    16. REAL ESTATE TAXES AND ASSESSMENTS. Subject to payment by Tenant, as hereinafter provided, Lessor shall pay all real estate taxes and all installments of assessments, and any taxes in lieu thereof, which may be levied upon or assessed (collectively "taxes") against the land and improvements, including the common areas, constituting the Center. Tenant, in addition to all other payments to Lessor by Tenant required hereunder, shall pay to Lessor in each year during the term of the Lease, Tenant's proportionate share, as hereinafter defined, of said taxes. "Proportionate share" of Tenant, for purposes of this paragraph, shall be equal to the product obtained by multiplying the taxes due for the period for which payment is required or for which the estimate is made by a fraction, the numerator of which shall be the total square footage of the leased premises, and the denominator of which shall be the gross leasable area in the building(s) of the Center, excluding therefrom the common areas and all lower level areas not leased solely for retail purposes, and determined as of the applicable time. The proportionate share of the taxes to be paid hereunder by Tenant shall be paid in full by Tenant to Lessor in an amount necessary so that Lessor will have collected Tenant's proportionate share thirty (30) days prior to the date the taxes are due and payable on an installment basis by Lessor to the taxing authorities before interest or penalty accrues thereon. However, Lessor reserves the right to estimate Tenant's proportionate share of the taxes, and Tenant shall pay monthly to Lessor to be necessary to be billed monthly so that Lessor will have collected Tenant's proportionate share thirty (30) days prior to the date the taxes are due and payable on an installment basis by Lessor to the taxing authorities before interest or penalty accrues thereon. In the event Lessor exercise its right to estimate Tenant's proportionate share of the taxes, and bills Tenant monthly therefor, within thirty (30) days after receipt by Lessor of the applicable tax statement, Lessor shall render a billing to Tenant adjusting the estimated payments received to the actual payments required, and setting forth the difference between the total amount collected on an estimated basis and the total amount which should have been collected on an actual basis. In the event Tenant has underpaid Tenant's proportionate share up to the date of such billing, based upon the applicable tax statement, Tenant shall pay any shortage to Lessor within ten (10) days after delivery of such billing to Tenant by Lessor; and, correspondingly, Lessor shall refund to Tenant the amount of any overpayment within ten (10) days after delivery of such billing to Tenant by Lessor, provided, Tenant is not in default under this Lease. Thereafter, for the balance of the applicable period, the monthly billing by Lessor to Tenant shall be based upon Tenant's actual proportionate share of the applicable tax statement to be paid. In the event the taxing authorities include in such real estate taxes and installments of assessments the value of any improvements made by Tenant, or of machinery, equipment, fixtures, inventory or other personal property or assets of Tenant, then Tenant shall pay all of the taxes attributable to such items in addition to its proportionate share of said real estate taxes and installments of assessments. A photostatic copy of the tax statement received by Lessor and submitted by Lessor to Tenant shall be sufficient evidence of the amount of the taxes assessed or levied against the land and improvements constituting the Center, as well as the items taxed.

    17. PERSONAL PROPERTY AND LEASEHOLD TAXES. If at any time during the term of this Lease, under federal, state or local law or any political subdivision thereof, a tax, charge or excise, however described, is levied or assessed against Tenant's leasehold interest in this Lease or against the fixtures, equipment, merchandise and other personal property located in, upon, about or affixed to the leased premises, Tenant shall pay such tax, charge or levy as it is due and payable, and before it becomes delinquent.

    18. RENTAL TAXES. If at anytime during the term of this Lease, under federal or state law or any political subdivision thereof, a tax, charge, capital levy or excise on rents (fixed, guaranteed or additional), or other tax (except income tax), however described, shall be levied against Lessor on account of the rent payable herein, such tax, charge, capital levy, or excise on rents or other taxes shall be paid by Tenant, or reimbursed to Lessor by Tenant if such tax, charge, capital levy, or excise on rents or other taxes is advanced by Lessor, the choice to be at the option of Lessor. If the amounts required to be paid pursuant to the provisions of this paragraph are payable monthly, such amounts shall be paid by Tenant to Lessor in addition to the monthly rent provided for herein. If the amounts required to be paid pursuant to the provisions of this paragraph are payable annually, such amounts shall be paid by Tenant to Lessor annually on demand. A photostatic copy of the statement received for such amounts shall be sufficient evidence of the amounts due and payable.

    19. LICENSE FEES. Tenant shall pay, as they become due and payable and before they become delinquent, all fees, charges and expenses required for licenses and/or permits, if any, required for Tenant's permitted use of the leased premises, as set forth in the Data Sheet, during the term of this Lease.

    20. TENANT'S INSURANCE. Tenant shall obtain and keep in force, at Tenant's expense, for the term of this Lease, and any extension or renewal thereof, the following insurance:

    (a) Fire and extended coverage insurance, covering fire and extended coverage perils, including, in addition to other standard provisions, protection against theft, vandalism, malicious mischief, water damage and sprinkler leakage. Said policy shall cover Tenant's stock in trade, fixtures, furniture, equipment, signs, and all other installations, improvements and betterments made by or for Tenant, on or about the leased premises, on the basis of ninety percent (90%) of replacement cost; and shall provide for allowance of complete waiver of subrogation.

    (b) Comprehensive general liability insurance, with combined single limit of One Million Dollars ($1,000,000.00) for each occurrence, or such higher limits as determined reasonably by Lessor. Said policy shall name Tenant as a named insured, and Lessor as an additional insured; shall cover the leased premises, including, any elevators, boilers or pressure vessels therein; shall contain a broad form hold harmless endorsement identifying Lessor; and shall cover contractual agreements.

    (c) Any other standard insurance policy as may be required reasonably by Lessor from time to time, upon such terms and conditions as may be required reasonably by Lessor from time to time, including, but not limited to, plate glass insurance.

    Said insurance required pursuant to the provisions of this paragraph shall be issued by an insurance company legally authorized to do business in the State of Minnesota; shall be in a form satisfactory to Lessor; and shall provide for at least thirty (30) days' notice, by certified mail, return receipt requested, to Lessor before cancellation, termination, nonrenewal or change of such insurance. Evidence of said insurance, and any renewals thereof, shall be delivered to and may remain in the possession of Lessor.

    21. WAIVER OF SUBROGATION. Lessor waives its right of subrogation for damage to the building of which the leased premises are a part, contents therein, loss of use thereof, and/or loss of income, up to the amount of insurance proceeds collected; and Tenant waives its rights of subrogation for damage to property in the leased premises, loss of use thereof, loss of income and/or accounts receivable, including, cash or checks of Tenant held by Lessor as an accommodation to Tenant, up to the amount of insurance proceeds collected. Lessor and Tenant, on behalf of their respective insurance companies, waive any right of subrogation either may have against the other where such waiver of subrogation is not invalidated by state law.
In the event the insurance premiums of Lessor are increased due to the obtaining of such waiver of subrogation, Tenant shall reimburse Lessor for the cost thereof forthwith upon receipt of a statement therefor from Lessor.

    22. RELEASE OF LESSOR. All property of any kind that may be on or at the leased premises shall be at the sole risk of Tenant, or those claiming through or under Tenant. Lessor shall not be liable to Tenant, or to any other person or entity due to any of the following: (a) damage, loss or injury, either to person or persons; (b) loss of property sustained by Tenant, or by any other person, persons or entities in or upon the leased premises or the Center; (c) equipment, fixtures, appliances or machinery in or upon the leased premises or the building of which the leased premises are a part, or the halls, passageways, areas, sidewalks or streets adjoining or appurtenant to the leased premises or the building of which the leased premises are a part, being or becoming out of repair or defective; (d) the happening of any accident, however occurring; (e) any act or neglect of Tenant, of any other tenant or occupant of the Center, or of any other person, persons or entities; (f) water, snow, rain, backing up of watermains or sewers, frost, steam, sewage, illuminating gas, sewer gas, odors, electricity or electric current, bursting, stoppage or leaking of pipes, radiators, plumbing, sinks and fixtures in or about the leased premises or the building of which the leased premises are a part; (g) the use or misuse of any instrumentality or agency in or connected with the leased premises or the Center; or (h) any nuisance made or suffered in, on or at the leased premises.

    23. INDEMNIFICATION OF LESSOR. Except to the extent that any of the following shall result from act or omission of Lessor, its agents, employees or contractors, or failure on the part of Lessor to perform its covenants or agreements under this Lease, Tenant shall indemnify and save harmless Lessor against all liabilities, damages, claims, fines, penalties, costs and other expenses, including, reasonable attorney's fees, which may be imposed upon, incurred by, or asserted against lessor by reason of all or any of the matters and things referred to in Paragraph 22, and including all of the following: (a) any use or condition of the leased premises or any part thereof; (b) any personal injury or property damage occurring on the leased premises; (c) any negligence on the part of Tenant, its agents, contractors, licensees or invitees; (d) any failure to comply with any requirement of any governmental authority; (e) any prosecution or defense of any suit or other proceeding in discharging the leased premises or any part thereof from any liens, judgments or encumbrances created upon or against the same or against Tenant's leasehold estate; (f) any proceedings in obtaining possession of the leased premises after the termination of this Lease by forfeiture or otherwise; (g) any litigation commenced by or against Tenant to which Lessor is made a party without any fault on the part of Lessor; and (h) any failure on the part of Tenant to perform or comply with any covenant or agreement required to be performed or complied with by Tenant hereunder.

    24.  MERCHANT'S ASSOCIATION.

    25.  ADVERTISING -- Intentionally omitted.

    26. COMMON AREAS. "Common areas" shall consist of all parts of the Center not under lease exclusively to Tenant hereunder or to other tenants, including, but not limited to, parking areas, access roads and facilities, driveways, sidewalks and other walkways, stairways, loading areas, malls (if any), landscaped areas, and such other areas and improvements provided for common use and benefit. Lessor and Tenant, and their customers, invitees, officers, employees, agents, sublessees, licensees, concessionaires and contractors, shall have common and non-exclusive rights to the use of said common areas, subject, however, to Lessor's exclusive right to establish, modify and enforce reasonable rules and regulations with respect to all common areas and facilities; to construct, maintain, and operate lighting facilities on all said areas and improvements; to police the common areas; from time to time to change the area, level, location and arrangement of parking areas and other facilities; to restrict parking by tenants, their officers, employees, agents, sublessees, licensees, concessionaires and contractors to employee parking areas; to enforce parking charges, by operation of meters or otherwise, with appropriate provisions for free parking ticket validation by tenants; to close all or any portion of said areas or facilities to such extent as may, in the opinion of Lessor's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily all or any portion of the parking areas or facilities; to discourage noncustomer parking; and to do and perform such other acts in and to said areas and improvements as, in the use of good business judgment, Lessor shall determine to be advisable with a view to the improvement of the convenience and use thereof. Lessor shall operate and maintain the common areas and facilities in such manner as Lessor, in its sole discretion, shall determine from time to time. Without limiting the scope of such discretion, Lessor shall have the full right and authority to employ all personnel and to make all rules and regulations pertaining to and necessary for the proper operation and maintenance of the common areas and facilities. Landlord reserves the unrestricted right to include the service, maintenance, repair and replacement of the heating, ventilating and air conditioning (HVAC) equipment and roof into the common area of the shopping center by giving notice in writing to Tenant of the Landlord's decision to take such action.

    Lessor shall be responsible for repairs and maintenance of the common areas, and lighting therefor, with payment of the expenses incident thereto as hereinafter provided for.

    27. OPERATING EXPENSES. Tenant, in addition to all other payments to Lessor by Tenant required hereunder, shall pay to Lessor, in each year during the term or this Lease, Tenant's proportionate share, as hereinafter defined, of the operating expenses for operating, managing and maintaining the Center and the common areas related thereto. The term "operating expenses" hereby is defined to mean all expenses which for federal income tax purposes may be deducted as an expense, including, but not limited to, the following: costs and expenses of repairing, maintaining, cleaning and operating the common areas and certain equipment and systems, including, but not limited to, heating, ventilating, air conditioning, plumbing and electrical; common area electricity, heating, air conditioning, water and utilities; common area real estate taxes and installments of assessments; landscaping; painting and decorating; rental of signs and equipment; pest control; operation of loud speakers and public address systems; depreciation of machinery and equipment; repair or replacement of paving, curbs and walkways; repair of roof; the cost of personnel and materials to implement such services, in directing parking, policing the Center, and affording protection thereof against fire and other risks; all insurance which Lessor deems necessary or advisable to obtain and maintain in connection with the Center; professional fees; leasing fees; reasonable fees for management of the Center; and an administrative charge of fifteen percent (15%) of the total costs and expenses paid or incurred by Lessor pursuant to this paragraph. Excluded from "operating expenses," for purposes of this paragraph, are the taxes billed to Tenant pursuant to other provisions of this Lease and debt service interest payments. "Proportionate share" of Tenant, for purposes of this paragraph, shall be equal to the product obtained by multiplying the total costs and expenses, including administrative costs, by a fraction, the numerator of which shall be the total square footage of the leased premises, and the denominator of which shall be the gross leasable area in the building(s) of the Center, excluding therefrom the common areas and all lower level area not leased solely for retail purposes, and determined as of the applicable time. The amount provided for in this paragraph to be paid by Tenant shall be paid to Lessor upon demand, which demand shall be accompanied by a statement setting forth the basis of such payment due from Tenant. However, Lessor reserves the right to estimate Tenant's proportionate share of said costs and expenses for any current calendar or fiscal year of Lessor, and Tenant shall pay monthly to Lessor one-twelfth (1/12th) of the amount so estimated. Within forty-five (45) days after receipt by Lessor of Lessor's Statement of Income and Expenses for such calendar or fiscal year, Lessor shall render a statement to Tenant setting forth the difference between Tenant's actual proportionate share of said costs and expenses and the total amount of Lessor's estimate for the year, or portion thereof, collected from Tenant. Tenant shall pay any shortage to Lessor within ten (10) days after delivery of said statement to Tenant by Lessor. Correspondingly, Lessor shall refund to Tenant the amount of any overpayment within ten (10) days after delivery of said Statement to Tenant by Lessor, provided, Tenant has fully performed all of its obligations under this Lease.

    28. SIGNS. Tenant shall provide, at its expense, during the term of this Lease, a sign or signs the form of which shall be agreed to by Lessor and Tenant, shall be harmonious to the general exterior architectural treatment of the Center, and shall conform to sign criteria as set forth in Exhibit "D," attached hereto and made a part hereof. Drawings submitted for approval by Lessor shall clearly show graphic, construction and attachment details, and electrical load requirements. The cost of installing, maintaining, changing and removing all signs shall be borne by Tenant.
Tenant shall keep its display windows, exterior signs and exterior advertising displays adequately illuminated during such hours as Lessor determines reasonably to be necessary. Upon commencement of the term of this Lease, with said sign or signs in place, Tenant shall not erect, install, place or cause to be erected, installed or placed, decorations or advertising media of any type on the exterior of the leased premises without obtaining, on each occasion, the prior written consent of Lessor.
The consent of Lessor as to signs shall not be withheld unreasonably, provided, that any such sign shall conform to the sign criteria, any and all governmental rules, regulations, ordinances, laws with respect to same, and shall not be distasteful, defacing, unfit, or affect the structural strength of the leased premises or the building of which they are a part. Tenant shall have no right to erect any sign of any kind or nature which advertises a business or product other than Tenant's. Tenant shall not erect, install, place or cause to be erected, installed, or place any lettering, placards, decorations or advertising media of any type in the windows of the leased premises which Lessor, in its sole opinion, considers to be distasteful or defacing, and Tenant, if so requested by Lessor, shall remove forthwith such material from the windows of the leased premises. All signs, and all materials placed in the windows of the leased premises, shall be maintained in such a manner so as to be sightly and in good condition and repair.

    29. REPAIRS AND MAINTENANCE. During the term of this Lease, Lessor, at Lessor's cost and expense, shall keep and maintain in good order, condition and repair, the foundation, exterior walls (except store fronts, plate glass or other breakable materials used in structural portions) and structural part of the floor. Lessor shall have no obligation to paint or decorate said foundation or exterior walls. The foregoing to the contrary notwithstanding, any damage to any of the foregoing caused by any act or negligence of Tenant, its employees, agents, invitees, licensees or contractors shall be repaired or replaced promptly by Tenant.

    During the term of this Lease, Tenant, at Tenant's cost and expense, shall keep and maintain in good order, condition and repair, including, reasonable periodic painting and decorating, and including replacement as required, the leased premises and every part thereof (except as specifically provided for in this Paragraph 29 to be Lessor's obligation) including, but not limited to: the exterior and interior portions of all doors, glass and glass windows; all mechanical, plumbing, heating, air conditioning, ventilating and electrical equipment and systems within, affixed (roof mounted, or otherwise) to, or serving the leased premises; interior walls, partitions; floors and ceilings; signs of Tenant; and all fixtures, appliances and equipment furnished by Lessor, if any.

    30. ALTERATIONS AND IMPROVEMENTS. Tenant, at its cost and expense and with no right of reimbursement from Lessor, may make alterations, additions, and improvements to the leased premises to better adapt the leased premises to its use and occupancy; provided, however, on each occasion, any such alteration, addition, or improvement shall: (i) equal or exceed the then current standard for the Center, utilizing only new and first-grade materials; (ii) be in conformity with all applicable federal, state and local laws, ordinances, regulations, building codes, fire regulations, and insurance requirements of Lessor and Tenant; (iii) be made only with the prior written consent of Lessor, and as a condition to such consent, Lessor may require agreement by Tenant to remove such alterations, additions, and/or improvements at the time of termination of this Lease, and restore the leased premises to their condition prior to the installation of such alterations, additions and/or improvements and otherwise, in good condition and repair, subject to reasonable wear and tear; (iv) be made pursuant to such plans and specifications as may be required by Lessor, and upon obtaining any required permits and licenses; (v) be conditioned upon providing to Lessor, at Lessor's option, a letter of credit, performance bond or other indemnification in such form and amount as may be satisfactory to Lessor to protect against liens for labor to be performed and materials to be furnished; and (vi) be carried out only by persons or entities selected by Tenant and approved in writing by Lessor, who, if required by Lessor, shall deliver to Lessor before commencement of the work proof of such workmen's compensation, comprehensive general liability, and builder's risk insurance as Lessor may require, with Lessor named as an additional insured, in amounts, with companies, and in form satisfactory to Lessor, which insurance shall remain in effect during the entire period during which such alteration, addition, or improvement will be accomplished. Any such alteration, addition, or improvement shall be done only at such time and in such manner as Lessor may designate from time to time. Tenant shall promptly pay the cost of any such change, addition, or improvement. Upon completion, Tenant shall furnish Lessor with contractors' affidavits and full and final waivers of liens. Tenant shall indemnify Lessor for, and hold Lessor harmless forever from, any and all claims and liabilities of any kind and description which may arise out of or be connected in any way with any such alteration, addition, or improvement; provided, however, Tenant shall have no obligation to indemnify Lessor for the negligence or intentional act of Lessor, its agents, employees, or contractors. Any increase in property taxes on, or insurance for, the Building attributable to such change, addition, or improvement shall be borne by Tenant, and paid by Tenant to Lessor within thirty (30) days after receipt by Tenant of Lessor's invoice therefor, accompanied by appropriate evidence thereof. Subject to the provisions of agreement, if any, pursuant to (iii) above, all such alterations, additions, and/or improvements shall remain in or upon and be surrendered with the leased premises at the termination of this Lease, with the exception of furniture, movable trade fixtures, and/or trade equipment, and other movable personal property put in at the expense of Tenant, which items shall remain the property of Tenant.

    31. MECHANICS LIENS. Tenant shall pay timely for labor and material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the leased premises, at the direction or with the consent of Tenant, whether such work was performed or materials furnished before or after the commencement of the term of this Lease. Tenant shall not permit any mechanics or similar liens to remain upon the leased premises incident to the foregoing. However, Tenant may contest the validity of such lien or claim, provided, Tenant shall give to Lessor such security as Lessor may require reasonably to insure payment and to prevent any sale, foreclosure or forfeiture of the leased premises by reason of such non-payment. Upon a final determination of the validity of any such lien or claim, Tenant shall immediately pay any judgment or decree rendered against Tenant or Lessor, including, but not limited to, all proper costs and charges, and shall cause such lien to be released of record without costs to Lessor.

    32. LESSOR'S RIGHT TO INSPECT AND REPAIR. Lessor, or its agents, shall have the right to inspect any part of the leased premises at any reasonable time. Tenant shall make any repairs, which in Lessor's reasonable opinion, are necessary for the protection, preservation and maintenance of the leased premises or any part thereof, other than those repairs which are Lessor's responsibility pursuant to the provisions of this Lease. If Tenant fails to commence such repairs promptly and adequately and/or fails to proceed diligently to completion, Lessor, at its option, may make such repairs, and any expenditures made in connection with such work shall be due and payable from Tenant upon demand, plus an amount equal to fifteen percent (15%) of such expenditures for overhead and supervision.

    33. CONDITION OF LEASED PREMISES AND LESSOR'S PROPERTY AT TERMINATION. At termination of this Lease, Tenant shall quit and deliver the leased premises, all partitions, improvements, alterations and other property of Lessor to Lessor in good condition and repair. If Tenant fails to deliver the leased premises and Lessor's property to Lessor in good condition and repair, Lessor, at its option, may make such repairs, and any expenditures made in connection with such work shall be due and payable from Tenant upon demand, plus an amount equal to fifteen percent (15%) of such expenditures for overhead and supervision.

    34. DAMAGE BY FIRE OR OTHER CASUALTY. In the event of any damage caused to the leased premises by fire or other casualty, if capable of accomplishment, Tenant shall give immediate written notice to Lessor, or if not capable of accomplishment, as soon thereafter as is reasonable under the circumstances. If Tenant does not so notify Lessor, Tenant shall be liable for all consequential damages directly or indirectly resulting from its failure to so notify Lessor, in addition to every other right and remedy which Lessor may have pursuant to this Lease, at law or in equity.

    In the event the leased premises shall be damaged by fire or other casualty to the extent of fifty percent (50%) or less of the cost of replacement of the leased premises, and such damage is covered by Lessor's insurance, and can be repaired within one hundred eighty (180) days after the date of the happening of the event causing the damage, Lessor shall cause the damage to be repaired, at its expense; provided, however, in the event such damage occurs during the last two (2) years of the term of this Lease, Lessor shall have no obligation to cause the damage to be repaired.

    In the event the leased premises shall be damaged by fire or other casualty, and such fire or other casualty shall not be covered by Lessor's insurance, or the leased premises shall be damaged to the extent of more than fifty percent (50%) of the cost of replacement of the leased premises, or cannot be repaired within one hundred eighty (180) days after the date of the happening of he event causing the damage but can be repaired within two hundred seventy (270) days after the date of the happening of the event causing the damage, then in any of such events, Lessor may elect either to repair or rebuild the leased premises or to cancel this Lease, either of such elections to be made by the giving of written notice to such effect by Lessor to Tenant within sixty (60) days after the date of the happening of the event causing the damage. In the event Lessor gives Tenant written notice of its intention to repair or rebuild, then this Lease shall remain in force and effect. In the event Lessor does not give Tenant written notice of its intention to repair or rebuild or cancel this Lease within said sixty (60) days, this Lease may be canceled at the option of either Lessor or Tenant by written notice by either party to the other within thirty (30) days after the expiration of Lessor's sixty (60) days' notice period. Cancellation, if appropriately elected, shall be effective as of the date when the damage occurred.

    In the event fifty percent (50%) or more of the building(s) constituting the Center of which the leased premises are a part shall be damaged by fire or other casualty, regardless of whether or not the leased premises are affected, and such fire or other damage cannot be repaired within one hundred eighty (180) days after the date of the happening of the event causing the damage, then in any of such events, Lessor may elect either to repair or rebuild said building or to cancel this Lease, either of such elections to be made by the giving of written notice to such effect by Lessor to Tenant within ninety (90) days after the date of the happening of the event causing the damage. In the event Lessor shall give written notice to Tenant of its election either to repair or rebuild, then this Lease shall remain in force and effect. In the event Lessor does not give written notice to Tenant of its election either to repair or to rebuild or to terminate this Lease within said ninety (90) days, this Lease may be canceled at the option of either Lessor or Tenant by written notice by either party to the other within thirty (30) days after the expiration of Lessor's ninety (90) days' notice period. Cancellation, if appropriately elected, shall be effective as of the date when the damage occurred.

    As promptly as is practicable after such fire or other casualty and during any period of repair or reconstruction of the leased premises, Tenant shall continue the operation of its business within the leased premises to the extent practicable. If the fire or other casualty, repairing or rebuilding shall render the leased premises untenantable, in whole or in part, a proportionate abatement of the rent shall be allowed from the date of the happening of the event causing the damage until the date Lessor completes the repairs or rebuilding, or, in the event of cancellation, until the effective date of such cancellation, said proportionate abatement to be computed on the basis of the relation which the square foot area of the space in the leased premises is rendered untenantable bears to the total square foot area of the leased premises. Nothing in this paragraph shall be construed to permit the abatement, in whole or in part, of the percentage rent or the other charges provided for in this Lease, but for the purpose of paragraph 11 the computation of percentage rent shall be based upon the revised minimum rent as the same may be abated pursuant to this paragraph.

    In the event Lessor is obligated, or exercises its election to repair, restore or replace. the improvements, it shall proceed with due diligence, and at its sole cost and expense, to make such repairs, restoration or replacement in such manner as to approximate original condition, reasonable wear and tear excepted, excluding therefrom improvements or betterments to the leased premises constructed or installed by Tenant or at Tenant's direction. In determining "due diligence," consideration shall be given to fire and other casualties, governmental restrictions and regulations, strikes, lock-outs, construction delays beyond the control of Lessor, and acts of God. In no event shall Lessor be required to repair, restore or replace the items hereinafter set forth to be repaired, restored, or replaced by Tenant. In the event Lessor is required or elects to repair, restore, or replace the improvements, Tenant shall proceed with due diligence, at Tenant's sole cost and expense, to repair, restore or replace improvements or betterments to the leased premises constructed or installed by Tenant or at Tenant's direction, its stock-in-trade, fixtures, furniture, furnishings, equipment, other personal property and signs. Lessor shall not be responsible for, nor liable to, Tenant for any damages whatsoever caused by any damage or destruction to the leased premises, nor for any delay in repairing, restoring or replacing, nor for inability to repair, restore, or replace, nor for any other cause whatsoever beyond Lessor's control. All property of Tenant and all property kept, stored or maintained in or upon the leased premises, adjacent sidewalks, loading areas or other common areas shall be at the sole risk of Tenant.

    35. EMINENT DOMAIN. If the leased premises, or such portion thereof as to render the balance unsuitable for the use of Tenant, as set forth on the Data Sheet, shall be taken by condemnation or the right of eminent domain or by private sale in lieu thereof to the potential condemning authority, either party shall be entitled to terminate this Lease upon written notice to the other within thirty (30) days after Tenant has been deprived of possession by such taking or sale. If any portion of the leased premises is so taken or sold and if this Lease is not terminated in accordance with the provisions hereof, Lessor shall proceed to restore and rebuild the remaining portion thereof so as to make an architecturally complete unit as diligently as is practicable, and in such event, a proportionate reduction of the minimum guaranteed rent and reduction of Tenant's proportionate share pursuant to paragraphs 16 and 27 shall be allowed from the appropriate date, said proportionate reduction to be computed on the basis of the relation which the square foot area in the leased premises so taken bears to the total square foot area of the leased premises. Nothing in this paragraph shall be construed to permit the abatement or reduction, in whole or in part, of the percentage rent, or any other charges provided for in this Lease, but for the purpose of paragraph 11, the computation of percentage rent shall be based upon the revised minimum rent as the same may be reduced pursuant to this paragraph.

    In the event fifty percent (50%) or more of the building of which the leased premises are a part shall be taken by condemnation or the right of eminent domain or by private sale in lieu thereof to the potential condemning authority, either party shall be entitled to terminate this Lease upon written notice to the other on or before the date possession is to be surrendered to the public or quasi-public authority, such termination to be effective as of the date of surrender of possession.

    Tenant shall have the right to make its claim for its unamortized cost of leasehold improvements to the extent paid for by Tenant, its fixtures and moving expenses, all to the extent such damages are allowable; provided, any award thereof can be made separately to Tenant without diminution of any award to be mad to Lessor. Other than the foregoing, Tenant shall not be entitled to claim, or have paid to Tenant, any compensation or damages whatsoever for or on account of any loss, injury, damages or taking of any right, interest or estate of Tenant, and Tenant hereby relinquishes and hereby assigns to Lessor any rights to any damages. Subject to the foregoing, Lessor shall be entitled to claim and have paid to it for the use and benefit of Lessor all compensation and damages for and on account of or arising out of such taking or condemnation, without deduction from the amount thereof for and on account of any right, title, interest or estate of Tenant in or to the leased premises or matter relating thereto. Tenant, upon request of Lessor, shall execute any and all releases or other documents as shall be required by such public or quasi-public authority in accordance with the provisions of this paragraph. In the event Tenant fails to execute and deliver said releases or other documents within ten (10) days after said request, Tenant hereby appoints Lessor irrevocably as the attorney-in-fact of Tenant to execute and deliver said releases or other documents.

    36. ASSIGNMENT OR SUBLEASE BY TENANT. Tenant may not, voluntarily or by operation of law, assign or transfer this Lease, or sublease the whole or any part of the leased premises, or allow the whole or any part of the leased premises to be used or occupied by any other person or entity, without the prior written consent of Lessor. If Tenant is a corporation, then any transfer of this Lease by merger, consolidation or liquidation, or any change in ownership of the shares of voting stock so as to result in a change of the present effective voting control of Tenant by the person, persons and/or entity owning a majority of said shares on the date of this Lease, shall constitute an assignment of this Lease, and, as such, shall require the prior written consent of Lessor. The prior written consent of Lessor shall not be withheld unreasonably, but only if all of the following conditions are met: (a) proposed assignee or sublessee is financially responsible; (b) Tenant and any guarantors hereunder remain liable for the performance of all of Tenant's obligations pursuant to the Lease; (c) the minimum guaranteed annual rent, effective as of the effective date of such assignment or subleasing, shall become forthwith the greater of the following: the minimum guaranteed annual rent then applicable, or an amount equal to the average of the rent, including percentage rent, payable for the last two (2) lease years (or shorter period, if so required) immediately prior to the lease year of the proposed assigning or subleasing; and (d) the use of the leased premises remains the same as set forth on the Data Sheet, and does not conflict with an exclusive that Lessor might have granted since the date of this Lease. The foregoing to the contrary notwithstanding, Lessor shall have a period of sixty (60) days after notice by Tenant of the proposed assigning or subleasing to elect to terminate and cancel this Lease without further liability to Tenant.

    37. SALE BY LESSOR; NOVATION. Lessor shall have the right to exhibit the leased premises to prospective purchasers, and the right to sell or transfer the leased premises subject to all provisions of this Lease. In the event of the sale of the leased premises, Lessor shall be and hereby is relieved of all of the covenants and obligations created hereby other than obligations arising for the period prior to the date of sale, and as to which Lessor has received notice from Tenant within thirty (30) days after Tenant has been notified of such sale. Such sale shall result automatically in the purchaser assuming and agreeing to carry out all the covenants and obligations of Lessor herein.

    38. SUBORDINATION; ATTORNMENT AND NON-DISTURBANCE. Tenant agrees that this Lease is, and shall be, subordinate or superior, at the option of Lessor, to any mortgage, and to all renewals, modifications, consolidations, replacements, and extensions thereof, to the full extent of the principal sum secured thereby and interest thereon, to the extent such mortgage affects the leased premises or the Center; and that such subordination or superiority, depending on Lessor's election from time to time, shall be effective without any further act by Tenant. Tenant further agrees that it will attorn to and recognize any purchaser at a foreclosure sale of such mortgage, or any transferee who acquires the leased premises by deed in lieu of foreclosure, and the successors and assigns of such purchasers, as its Lessor for the unexpired balance of the term of this Lease and extensions if any. Tenant further agrees that in the event that a mortgage shall succeed to the interest of Lessor under this Lease, such mortgage shall not be: liable for any act or omission of any prior lessor, including Lessor; liable for the return of any security deposit; subject to any off-sets or defenses which Tenant may have against any prior lessor, including Lessor; bound by any rent or additional rent which Tenant may have paid for more than the current month to any prior lessor, including Lessor; bound by any rent or additional rent which Tenant may have paid for more than the current month to any prior lessor, including Lessor; bound by any amendment or modification of this Lease made without its consent. Tenant further agrees to execute any and all further documents or instruments in addition to this Lease which may be deemed necessary requisite or desired to effectuate said subordination and attornment. The agreements and obligations of Tenant as set forth in this paragraph are undertaken by Tenant with the express understanding for the benefit of Tenant that in the event of foreclosure of any mortgage covering the leased premises or the Center, or acquisition thereof by deed in lieu of foreclosure, the mortgagee, its successors and assigns, will not terminate this Lease, nor join Tenant in summary or foreclosure proceedings, provided, Tenant shall continue to perform all of the covenants and conditions of this Lease and shall not be in default hereunder.

    39. ESTOPPEL CERTIFICATE. Within ten (10) days after request therefor by Lessor, or in the event that upon any sale, assignment, financing or hypothecation of the leased premises or the Center by Lessor, an Estoppel Certificate shall be required from Tenant, Tenant agrees hereby to deliver in recordable form an Estoppel Certificate to any proposed mortgagee, lender or purchaser, or to Lessor, agreeing to and/or certifying as follows;

    (a) that this Lease is in full force and effect, and has not been assigned, modified, supplemented or amended in any way (or if there has been any assignment, modification, supplement or amendment, identifying the same);

    (b) that this Lease represents the entire agreement between Lessor and Tenant as to the subject matter hereof (or if there has been any assignment, modification, supplement or amendment, identifying the same);

    (c) that Tenant has entered into occupancy of the leased premises, and the date of such entry if such is the case;

    (d) the commencement date and termination date of the term or terms, if determinable at the time;

    (e) that all conditions under this Lease to be performed by Lessor have been satisfied and all required contributions, if any, by Lessor to Tenant on account of Tenant's improvements have been received (and if not, what conditions remain unperformed);

    (f) that to the knowledge of the signer of such Estoppel Certificate, no default exists in the performance or observance of any covenant or conditions in this Lease and that there are no defenses or offsets against the enforcement of this Lease by Lessor, or specifying in reasonable detail such default, defense or offset of which the signer may have knowledge;

    (g) the amount of minimum guaranteed annual rent, and any information reasonably requested as to percentage rent and any other charges to be paid by Tenant pursuant to the provisions of the Lease;

    (h) that Tenant has no charge, lien or claim of offset under the Lease, or otherwise, against rent or charges due or to become due thereunder, or stating those claimed by Tenant;

    (i) if such be the case, that rent payable under this Lease has not been paid more than thirty (30) days in advance of the next due date, and that Tenant will not pay any rent more than thirty (30) days in advance of any due date, with the exception of any security deposit, in which case Tenant will state the amount of such security deposit;

    (j) that if Tenant is provided appropriate evidence of a duly recorded mortgage encumbering the leased premises or the Center by the mortgagee named therein, its successors or assigns ("mortgagee"), Tenant will not consent to the modification of any material provision of this Lease, and will not seek to terminate this Lease by reason of any act or omission to such mortgage and until ninety (90) days shall have elapsed following the giving of such notice, during which period such mortgage shall have the right, but not the obligation, to remedy such act or omission; and

    (k) that in the event such mortgagee or any purchaser at a foreclosure sale acquires title to the leased premises pursuant to the exercise of any remedy provided for in said duly recorded mortgage, Tenant will attorn to such mortgagee, or to such other purchaser, as its new landlord and that this Lease shall continue in full force and effect as a direct Lease between Tenant and such mortgagee or such other purchaser, upon the terms, covenants, conditions and agreements set forth herein; provided, however, such mortgagee, or such other purchaser, shall not be liable to Tenant for any act or omission of Lessor.

    40. REMEDIES OF LESSOR. In the event that during the term of this Lease (regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, in law, in equity, or before any administrative tribunal, which has prevented or might prevent compliance by Tenant with the terms of this Lease):

    (a) Tenant shall have failed to pay any installment of rent or any other charge provided herein, or any portion thereof when the same shall be due and payable, and the same shall remain unpaid for a period of ten
         (10) days after written notice thereof;

    (b) Tenant shall have failed to comply with any other provisions of this Lease and shall not cure such failure within ten (10) days after Lessor, by written notice, has informed Tenant of such non-compliance; provided, however, in the case of a default other than payment, which cannot, with due diligence, be cured within a period of ten (10) days, Tenant shall have such additional time to cure such default as may reasonably be necessary, but in no event in excess of sixty (60) days, provided, Tenant proceeds promptly and with due diligence to cure such default after receipt of said notice; or

    (c) Tenant, or its guarantor, if any, shall become insolvent or unable to pay its debts as they mature, or suspends business or commences proceedings under any bankruptcy, reorganization, arrangement, insolvency, or readjustment of debt, dissolution or liquidation laws, either of the United States or any state thereof; or

    (d) if any such proceedings as set forth in subparagraph (c) of this paragraph 40 shall be commenced against Tenant, or its guarantor, if any, and that entity or individual consents thereto, or does not take affirmative action to have the proceedings dismissed within ten (10) days, or such proceeding remains undismissed for thirty (30) days, or an order is entered in any proceeding adjudicating

         Tenant, or its guarantor, if any, a bankrupt or insolvent or approving the petition in such proceeding; or

    (e) Tenant, or its guarantor, if any , makes an assignment for the benefit of creditors, or a receiver or trustee is appointed for Tenant, or its guarantor, if any, or for any substantial part of a property of Tenant, or its guarantor, if any; or

    (f) Tenant shall have ceased to conduct its normal business operations in the leased premises, or shall vacate or abandon the leased premises and leave the same vacated or abandoned for a period of ten (10) days, excepting vacation or abandonment due to fire or other casualty, or repairs or improvements by Lessor which necessitate such vacation or abandonment; or

    (g) Tenant shall do or permit to be done anything which creates a lien upon the leased premises; provided, however, this subparagraph shall be subject to the provisions of paragraph 31; then Lessor upon five
         (5) days' written notice to Tenant may elect either (i) to cancel and terminate this Lease and this Lease shall not be treated as an asset of Tenant's estate, or (ii) to terminate Tenant's right to possession only without canceling and terminating this Lease. Notwithstanding the fact that initially Lessor elects under (iii) to terminate Tenant's right to possession only, Lessor shall have the continuing right to cancel and terminate this Lease by serving five (5) days' written notice on Tenant of such further election, and shall have the right to pursue any remedy at law or in equity that may be available to Lessor.

    In the event of election under (ii) to terminate Tenant's right to possession only, Lessor may, at Lessor's option, enter into the leased premises and take and hold possession thereof, without such entry into possession terminating this Lease or releasing Tenant in whole or in part from Tenant's obligation to pay the rent hereunder for the full stated term. Upon such reentry, Lessor may remove all persons and property from the leased premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Such re-entry shall be conducted in the following manner: without resort to judicial process or notice of any kind in the situation where Tenant has abandoned or voluntarily surrendered possession of the leased premises; and, otherwise by resort to judicial process. Upon and after entry into possession without termination of the Lease, Lessor shall use its best efforts to relet the premises, or any part thereof, for the account of Tenant, to any person, firm or corporation, other than Tenant, for such rent, for such time and upon such terms as Lessor, in Lessor's sole discretion, shall determine, but Lessor shall not be required to accept any tenant offered by Tenant or to observe any instruction given by Tenant about such reletting. Lessor may make alterations and repairs, and redecorate the leased premises to the extent deemed by Lessor necessary or desirable.

Upon such re-entry, Tenant shall be liable to Lessor as follows:

    (a) for the unpaid installments of rent and other unpaid sums which were due prior to such re-entry, which sums shall be payable forthwith;

    (b) for the installments of rent and other sums falling due pursuant to the provisions of this Lease for the periods after re-entry during which the leased premises remain vacant, which sums shall be payable as they become due hereunder;

    (c) for all expenses, including commissions, attorneys' fees, costs of alterations, repairs and redecorating, which shall be payable as they are incurred; and

    (d) while the leased premises are subject to any new lease or leases made pursuant to this paragraph, for the amount by which the monthly installments payable under such new lease or leases is less than the monthly installment for all charges payable pursuant to this Lease, which deficiencies shall be payable monthly.

    No such re-entry or taking possession of the leased premises by Lessor shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding Lessor's election to terminate Tenant's right to possession only, and notwithstanding any reletting without termination, Lessor, at any timer thereafter, may elect to terminate this Lease, and to recover, in lieu of the amounts which would thereafter be payable pursuant to the foregoing, as damages for loss of the bargain and not as a penalty, an aggregate sum equal to the amount by which the rental value of the portion of the term unexpired at the time of such election is less than the entire amount of unpaid minimum guaranteed rent and all additional charges which would have been payable by Tenant hereunder for the unexpired portion of the term, which deficiency and all expenses incident thereto, including commissions, attorney's fees, expenses of alterations, repairs and redecorating, shall be due to Lessor as of the time Lessor exercises said election, notwithstanding that the term has not expired; and if Lessor, after such re-entry, leases said leased premises, then the rent payable under such new lease shall be conclusive evidence of the rental value of said unexpired portion of said term.

    If this Lease shall be terminated by reason of the bankruptcy or insolvency of Tenant, Lessor shall be entitled, notwithstanding any other provision of this Lease or any present or future law, to recover from Tenant or Tenant's estate, in lieu of the equivalent of the amount of all minimum guaranteed rent and all other charges payable hereunder, as damages for loss of the bargain and not as a penalty, an aggregate sum which, at the time of such termination of this Lease, represents the then present worth of the excess, if any, of the aggregate of the minimum guaranteed rent and all other charges payable pursuant to the provisions of this Lease over the aggregate rental value of the leased premises for the balance of the term, unless any statute or rule of law governing the proceedings in which such damages are to be proved shall limit the amount of such claim capable of being so proved, in which case, Lessor shall be entitled to prove, as and for liquidated damages, by reason of such breach and termination of this Lease, the maximum amount which may be allowed by or under such statute or rule of law. Nothing contained herein shall limit or prejudice Lessor's right to prove and obtain as liquidated damages arising out of such breach or termination the maximum amount allowed by any such statute or rule of law which may govern the proceedings in which such damages are to be proved whether or not such amount be greater, equal to, or less than the amount of excess of all charges over the rental value referred to above.

    If Lessor shall at any time be entitled to rent under this Lease pursuant to any of the covenants, conditions or agreements of this Lease either (i) after the termination of this Lease, or (ii) after termination of Tenant's right to possession without termination of this Lease, Lessor shall recover and Tenant agrees to pay the minimum guaranteed rent, the percentage rent and any other charges as provided for in this Lease. For the purpose of determining the percentage rent, in either case, such rent shall be computed prorata on the basis of the average sales for the twenty four (24) months immediately preceding the occurrence of either such event of default or for the expired portion of this Lease, whichever period is shorter.

    If Tenant shall default in the performance of any covenant required to be performed by it under this Lease, taking into consideration the grace periods provided in paragraphs 40 (a) and 40 (b), Lessor may perform the same for the account and at the expense of Tenant, upon giving notice to Tenant of its intention to do so. If Lessor at any time is compelled to pay, or elects to pay, any sum of money by reason of the failure of Tenant to comply with any provision of this Lease, or if Lessor is compelled to incur any expense, including, reasonable attorney's fees, in instituting, prosecuting or defending any action or proceeding instituted by reason of any default of Tenant hereunder, the sum or sums so paid by Lessor shall be due from Tenant to Lessor on the next date following the payment of such sums upon which a regular monthly rental payment is due, together with interest, at a rate which is the lesser of the maximum allowable legal rate or eighteen percent (18%) per annum, from the respective dates of each such payment. In addition, in the event Lessor performs construction work on behalf of Tenant, which is Tenants obligation pursuant to the provisions of this Lease, Lessor shall be entitled to an amount equal to fifteen percent (15%) of the amount of the costs and expenses of such construction as payment to Lessor for overhead and supervision, in addition to the costs and expenses of such construction.

    No right or remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

    41. RESERVATION OF RIGHTS. In addition to all other rights of Lessor and not in limitation thereof, Lessor expressly reserves the right to use the outside walls and roof of the leased premises, and the air space above the leased premises; the right to install, maintain, use, repair and replace the pipes, ducts, conduits and wires leading through the leased premises in a manner which will not materially interfere with Tenant's use thereof; and the right, when so requested by any occupant in the Center, at any time to adjust the space occupied by said occupant to its business requirements, and in connection therewith, without any other tenant's consent, to enlarge, expand or contract the physical space occupied by such occupant, and when so requested by any occupant, without this Tenant's consent and without restriction, to move or relocate said occupant within the Center as such occupant's interest may require. In the event that the Landlord determines that the best interests of the shopping center will be served by combining Tenant's space with another space to accommodate a new Tenant or by providing Tenant's space to an adjacent Tenant for an expansion or for any other reason, Landlord in its sole discretion shall be entitled to relocate Tenant to a different space within the shopping center which is approximately the same size as Tenant's premises. Landlord shall provide a minimum of sixty (60) days notice and all costs of said relocation shall be paid by Landlord.

    Lessor and its agents shall have the right during the term of this Lease to exhibit the leased premises to prospective purchasers. In addition, Lessor and its agents shall have the right, during the last three (3) months of the term of this Lease to place and maintain on the exterior walls of the leased premises and in the windows thereof reasonable signs advertising the availability of the leased premises to prospective tenants. The provisions of this paragraph shall impose no duty or obligation on Lessor contrary to or other than those contained in the other paragraphs of this Lease.

    42. LENDER REQUIREMENTS. If at any time prior to the commencement of the term of this Lease, Lessor notifies Tenant that a lending institution lending funds to Lessor in connection with the Center requires a change or changes in this Lease as a condition of such financing, Tenant agrees, at the request of Lessor, to promptly execute and deliver to Lessor an amendment to this Lease incorporating such required changes, provided, that such changes do not change the financial obligations of Tenant, the size of the building of which the leased premises are a part or the parking area, the term of this Lease, construction work (if any) to be performed by Lessor, or involve any other substantial changes which materially alter the rights or remedies of Tenant under this Lease.

    43. RELATIONSHIP OF THE PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by a third party to create the relationship of principal and agent or of partnership or of joint venture or of any association whatsoever between Lessor and Tenant, it being expressly understood and agreed that neither the method of computation of rent nor any other provisions contained in this Lease nor any act or acts of the parties hereto shall be deemed to create any relationship between Lessor and Tenant other than the relationship of Lessor and Tenant.

    44. SHORT FORM LEASE. Tenant shall not record this lease without the written consent of Lessor; however, upon the request of either party hereto, the other party shall join in the execution of a memorandum or so-called "short form" of this Lease for the purposes of recordation. Said memorandum or short form of this Lease shall describe the parties, the leased premises, the term of this Lease, any special provisions, and shall incorporate this Lease by reference. Any fees required to be paid in order to record such memorandum or short form of this Lease shall be paid by the party desiring to record such memorandum or short form of this Lease.

    45. NOTICES; PAYMENTS. Each provision of this Lease or of any applicable governmental law, ordinance, regulation, or other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment shall be deemed to be complied with when and if the following steps are taken:

    (a) all rent and other payments required to be made by Tenant or Guarantor to Lessor hereunder shall be payable to Lessor at the address hereinbelow set forth, or at such other address as Lessor may specify from time to time by written notice delivered in accordance herewith;

    (b) all payments, if any, required to be made by Lessor to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address as Tenant may specify from time to time by written notice delivered in accordance herewith;

    (c) any notice or document required or permitted to be given or delivered hereunder shall be in writing, and shall be deemed to be given when deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the respective parties hereto at the respective addresses set out below, or at such other addresses as they have theretofore specified by written notice in accordance herewith:

         (1) if to Lessor, to Signal Hills Company, 47A Signal Hills, West St. Paul, Minnesota, 55118.

         (2) if to Tenant, to Signal Bank, Marcia O'Brien, 100 Signal Hills, West St. Paul, MN 55118.

         (3)  if to Guarantor, to _____________________________________________
              _________________________________________________________________
              ________________________________________________________________.

              and shall be deemed to be received, whether actually received or not, two (2) days after deposit as aforesaid in the United States mail.

    (d) All parties included within the terms "Lessor," "Tenant" and "Guarantor" respectively, shall be bound by notices given in accordance with the provisions of this paragraph 45 as if each had received such notice.

    46. IMPORTANCE OF EACH COVENANT. Each covenant and agreement on the part of one party is understood and agreed to constitute an essential part of the consideration for each covenant and agreement on the part of the other party.

    47. WAIVER. The receipt of rent by Lessor with knowledge of any breach of this Lease by Tenant or of any default on the part of Tenant in the observance of performance of any of the obligations or covenants of this Lease shall not be deemed to be a waiver of any provisions of this Lease. No failure on the part of Lessor to enforce any obligation or covenant herein contained, nor any waiver of any right hereunder by Lessor, unless in writing, shall discharge or invalidate such obligation or covenant or affect the right of Lessor to enforce the same in the event of any subsequent breach or default.

    The receipt by Lessor of any rent or other uses of money or other consideration paid by Tenant after the termination, in any manner, of Tenant's right of possession or of this Lease, or terminations, shall not reinstate, continue or extend the term hereof, or Tenant's right of possession, or in any manner impair the efficacy of any such notice of termination as may have been given hereunder by Lessor to Tenant prior to the receipt of any such sum of money or other consideration, unless so agreed to in writing and signed by Lessor. Neither the acceptance of keys nor any similar act or thing done by Lessor during the term of this Lease shall be deemed to be a release of Tenant from its obligations hereunder, excepting only an agreement, in writing, signed by Lessor. The exercise of any right herein granted to Lessor to terminate this Lease or possession thereunder during the term of this Lease shall terminate any extension or renewal of the term hereof or possession during such extension or renewal, as the case may be.

    48. ACCORD AND SATISFACTION. No payment by Tenant or receipt by Lessor of a lesser amount than the payments stipulated herein shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or similar payment be deemed an accord and satisfaction, and Lessor shall accept such check or payment without prejudice to Lessor's right to recover the balance of such rent or other required payment, or pursue any other remedy provided in this Lease. Accord and satisfaction, if any, shall be accomplished by separate document executed by both parties.

    49. BROKERS. Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Lease other than ____________, which obligation shall be that of ________________. Lessor and Tenant each shall indemnify and hold the other harmless from and against any loss, liability and damage, fee or charge, so far as any of the aforementioned arises by reason of services alleged to have been rendered to, at the instance of, or agreed to by such party, other than arising as the result of services rendered by _______________, which obligation shall be that of _____________.

    50. INVALIDITY. If any part of this Lease or any part of any provision hereof shall be adjudicated to be void or invalid, then the remaining provisions hereof not specifically so adjudicated to be invalid, shall be executed without reference to the part or portion so adjudicated, insofar as such remaining provisions are capable of execution.

    51. GOVERNING LAW. This Lease shall be subject to and governed by the laws of the State of Minnesota, and all questions concerning the validity hereof and questions relating to performance hereunder shall be adjudged and resolved in accordance with the laws of that state, notwithstanding the fact that one or more of the parties now is or may hereafter become a resident of a different state.

    52. DEFINITION OF LESSOR, TENANT AND GUARANTOR - JOINT AND SEVERAL LIABILITY -- Intentionally omitted.

    53. CORPORATE TENANT OR GUARANTOR. If Tenant or its guarantor, if any, is a corporation, the persons executing this Lease on behalf of Tenant and such guarantor hereby covenant, represent and warrant: that Tenant and such guarantor, as the case may be, is duly incorporated, is in good standing, and is duly qualified to do business in Minnesota; suitable evidence thereof shall be supplied to Lessor upon execution of this Lease by the parties hereto; that each person executing this Lease on behalf of Tenant and such guarantor, as the case may be, is an officer of Tenant and such guarantor, as the case may be, and that he or they, as such officers, are duly authorized to execute and deliver this Lease; and an appropriate certified copy of corporate resolution of authorization shall be supplied to Lessor upon execution of this Lease by the Tenant and such guarantor, as the case may be.

    54. HEADINGS. The headings of the paragraphs and subparagraphs of this Lease are for convenience of reference only, do not form a part hereof, and shall not be interpreted or construed to modify, limit or amplify such paragraphs and subparagraphs.

    55. PARTIES IN INTEREST; NEGATION OF LESSOR'S PERSONAL LIABILITY. This Lease shall inure to the benefit of and be binding upon the heirs, personal representatives, successors and assigns of Lessor; and shall inure to the benefit of, subject to provisions of paragraph 36, and be binding upon the successors and assigns of Tenant.

    Notwithstanding anything to the contrary provided in this Lease, it is specifically agreed and understood, such agreement being a primary consideration for the execution of this Lease by Lessor, that if Lessor, its successors or assigns, is or shall be an individual, tenancy in common, joint venture, or general or limited partnership, there shall be no personal liability to any individual in any of the terms, covenants and/or conditions of this Lease, and that Tenant shall look solely to the equity of Lessor in the Center for the satisfaction of the remedies of Tenant in the event of any breach of this Lease by Lessor, such exculpation of liability to be absolute and without any exception whatsoever.

    56. ENTIRE AGREEMENT; EXHIBITS; RIDER. This instrument, including the Exhibits and any Guaranty, contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought. The attached Exhibits labeled Exhibits "A" LEGAL DESCRIPTION, "B" OUTLINE OF LEASED

PREMISES, "C" SIGN CRITERIA, "D" ADDENDUM TO LEASE, "E" RULES AND REGULATIONS and "G" GUARANTY OF TENANTS OBLIGATIONS UNDER AGREEMENT OF LEASE hereby are made a part hereof, and supersede and control any conflicting or ambiguous language in this Lease.

    57. SUBMISSION OF LEASE; SECURITY AND DAMAGE DEPOSIT -- Intentionally omitted.

    58. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

    59. REPRESENTATION AND/OR PROMISES. It is understood and agreed by the Tenant that Landlord and Landlord's agent have made no representations or promises with respect to the premises; that Tenant has made the selection of the leased property herein based upon his or her own judgement and expressly disclaims any reliance upon any statements or representations made by Landlord or Landlord's agent. Tenant and Landlord agree that neither Landlord nor Landlord's agent have made any representations or promises expressed or implied, with the intent of inducing Tenant to execute and enter into this Lease expect as is expressly set forth herein and that no claim or liability or cause for termination shall be asserted by Tenant against Landlord and Landlord shall not be liable for reason of any breach of any expressed or implied representations or promises which are not expressly stated in this written Lease. Tenant represents and warrants that Tenant has not dealt with any real estate agent or broker in connection with this Lease other than Landlord's agent.

    60. ENTIRE AGREEMENT AND AMENDMENTS. This Lease and the exhibits attached hereto contain the entire agreement between the parties and no oral agreements or understandings shall be binding on either of the parties hereto or be effective to change, modify or terminate this Lease in whole or in part, unless such agreement is in writing and duly signed by the party against whom enforcement of such change, modification or termination is sought. This Lease and the exhibits attached hereto comprise all the covenants, promises, agreements, conditions and undertakings between Landlord and Tenant concerning the leased premises herein. Lessee has not relied upon any statements, representations or promises concerning past, present or future vacancy or occupancy percentages of the shopping center as a whole, nor of the demographics, the traffic flow, or the viability of any other Tenant now or hereafter located in or about the immediate shopping center area. Additionally, Tenant has not relied upon any economic projections, population growth, tax projections or any other factors relating to the long term business plans that are likely to affect Tenant's business operations. Tenant has performed its own independent investigation and evaluation of the factors unique to its proposed venture to determine the viability, profitability and stability to continue its operations to the end of the term of this Lease, without reliance of Landlord or Landlord's agent(s).

    The parties hereto have duly executed this Agreement of Lease effective as of the date and year first above written.

LESSOR:
SIGNAL HILLS COMPANY


By:   /s/                                    Witness:   /s/
   ----------------------------                       -------------------------
Its:     Managing Partner


TENANT:
SIGNAL BANK, INC.


By:   /s/                                    Witness:   /s/
   ----------------------------                      --------------------------
Its:  President

                                     EXHIBIT "A"
                             LEGAL DESCRIPTION OF CENTER

                                     EXHIBIT "B"
                              OUTLINE OF LEASED PREMISES

                                     EXHIBIT "C"
                                    SIGN CRITERIA

                EXHIBIT "C" - SIGN CRITERIA -- Intentionally omitted.

                                     EXHIBIT "D"

                                        RIDER
                             ADDENDUM TO LEASE AGREEMENT



    PARAGRAPH 5, CONDUCT OF BUSINESS, the first three (3) paragraphs in said Paragraph 5 shall be deleted in their entirety.

    PARAGRAPH 11, PERCENTAGE RENT, said Paragraph 11 shall be deleted in its entirety.

    PARAGRAPH 12, RADIUS, said Paragraph 12 shall be deleted in its entirety.

    PARAGRAPH 24, MERCHANT'S ASSOCIATION, said Paragraph 24 shall be deleted in its entirety and replaced with the words "Tenant shall remit $100.00 annually on June 1st to Signal Hills Merchant's Association."

    PARAGRAPH 25, ADVERTISING, said Paragraph 25 shall be deleted in its entirety.

    PARAGRAPH 52, DEFINITION OF LESSOR, TENANT AND GUARANTOR, said Paragraph 52 shall be deleted in its entirety.

    PARAGRAPH 57, SUBMISSION OF LEASE; SECURITY AND DAMAGE DEPOSIT, said Paragraph 57 shall be deleted in its entirety.

    EXHIBIT "C", SIGN CRITERIA, said exhibit shall be deleted in its entirety. Signal Bank shall not have the option to install a sign on the exterior of their space.

    Tenant shall accept leased premises in an "AS IS" condition.



LANDLORD:   /s/
         -------------------------
TENANT:   /s/
       ---------------------------

                                     EXHIBIT "E"

TO AGREEMENT OF LEASE, DATED   1-29-93  , BETWEEN SIGNAL HILLS COMPANY, AS
LESSOR AND SIGNAL BANK, INC., AS TENANT, COVERING LEASED PREMISES SITUATED IN THE SIGNAL HILLS SHOPPING CENTER.

                                RULES AND REGULATIONS

TENANT AGREES THAT IT WILL:

    1. Not permit the leased premises to be used in any way which will injure the reputation of the business being conducted therein, or injure the reputation of the Center, or may be a nuisance or annoyance to the tenants of the Center or of the neighborhood, including, but not limited to, noise by the playing of any musical instrument or radio or telephone; use of a microphone or loud speaker; use of flashing lights or search lights; any other equipment which, in the judgement of Lessor, might cause disturbance, impairment, or interference with the use or enjoyment of the Center;

    2. Not display and merchandise outside the leased premises or in any way obstruct the sidewalks or common areas adjacent thereto, and will not place garbage, rubbish, trash, merchandise containers, or other incidentals to the business outside the leased premises;

    3. Keep all trash, refuse, garbage and waste materials in the type of container specified by Lessor, and such trash, refuse, garbage and waste material will be placed and prepared for collection in the manner and at the times and places specified by Lessor;

    4.   Not burn trash, refuse, garbage or waste materials on leased premises;

    5. Not permit deliveries of any kind through the front entrance of the leased premises, except where no other entrance to the leased premises is available, and if such be the case, at the times designated by Lessor;

    6. Use its best efforts to cause all trucks and servicing the leased premises to load and unload prior to the hours of opening for business to the general public of the stores of other tenants in the Center;

    7. Observe the following rules and regulations relating to parking: In the event particular areas are designated by lessor as employee parking areas, all automobiles, trucks, and other vehicles of Tenant; its officers, employees, agents, sublessees, licensees, concessionaires and contractors (hereinafter "Tenant, et al") shall be parked only in such designated areas. Tenant shall furnish Lessor with automobile license numbers of Tenant, et al, within five (5) days after taking possession of the leased premises, and shall thereafter notify Lessor of any changes within (5) days after such changes occur. In the event Tenant, et al, fail to park their vehicles in designated parking areas as foresaid, then Lessor, at its option, may charge Tenant, and Tenant shall pay to Lessor, as additional rent, Twenty-five Dollars ($25.00) per day per car parked in any area other than those designated, or such vehicles may be removed therefrom by Lessor or its agents and stored elsewhere at Tenant's expense without liability of Lessor for such removal;

    8. Not solicit business in the parking lot or other common areas, and will not distribute any handbills or other advertising matter on automobiles parked in the parking area or in other common areas without written consent of Lessor;

    9. Not use the plumbing facilities for any other purpose than that for which they are constructed, and no foreign substance of any kind will be thrown therein, and will pay the expense of any breakage, stoppage, or damage resulting from the violation of this provision by Tenant, its employees, agents, invitees, sublessees, licensees, concessionaires or contractors;

    10. Not keep any flammable or combustible material in, on or about the leased premises except as may be permitted to be kept in such locations and containers as specified by Lessor from time to time in accordance with the recommendations or regulations of Lessor's insurance carrier, underwriter or appropriate governmental authority;

    11.  Not permit the leased premises to be used for lodging purposes;

    12. Not permit any auction sale, fire sale, bankruptcy sale, and/or going-out-of-business sale, or similar types of sensational promotions to be conducted in the leased premises or from the leased premises;

    13. Not operate or conduct in or from the leased premises a so-called "discount," "cut-rate" or "surplus" store; and

    14. Not conduct catalog sales in or from the leased premises except of merchandise which Tenant is permitted to sell "over-the-counter" in or at the leased premises pursuant to the provisions of the Lease.

    Delivery by Lessor and receipt by Tenant of the foregoing Rules and Regulations, numbers 1 through 14, inclusive, are acknowledged hereby.


                             LESSOR:
                             SIGNAL HILLS COMPANY

                             By   /s/
                                -------------------------------
                                  Its Managing Partner


                             TENANT:
                             SIGNAL BANK, INC.

                             By   /s/
                                -------------------------------
                             Its   President
                                -------------------------------